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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PRAECIS PHARMACEUTICALS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRAECIS PHARMACEUTICALS INCORPORATED
830 WINTER STREET
WALTHAM, MASSACHUSETTS 02451-1420

                      April 10, 2003

Dear Stockholder:

        On Wednesday, May 21, 2003, PRAECIS PHARMACEUTICALS INCORPORATED will hold its annual meeting of stockholders. On behalf of the Board of Directors, I am pleased to invite you to join us so that we can report to you on the activities of PRAECIS during 2002 and discuss the outlook for 2003. The meeting will be held at our corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and is scheduled to begin at 10:00 a.m.

        At the annual meeting, you will be asked to vote on the following proposals: (1) election of the directors nominated by your Board of Directors; (2) approval of the Employee Stock Purchase Plan, as amended and restated to increase by 240,000 the number of shares of common stock authorized for issuance under the Plan and extend the term of the Plan through June 30, 2005; and (3) ratification of the Board of Directors' appointment of Ernst & Young LLP as our independent auditors for 2003. These proposals are described in the attached proxy statement which you should read carefully. Your Board of Directors recommends that you vote in favor of each proposal.

        Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Regardless of the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

        We appreciate your continued support.

Sincerely,

Malcolm L. Gefter, Ph.D. Chairman of the Board and Chief Executive Officer

PRAECIS PHARMACEUTICALS INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of PRAECIS PHARMACEUTICALS INCORPORATED:

        The 2003 annual meeting of the stockholders of PRAECIS PHARMACEUTICALS INCORPORATED (the "Company") will be held at the Company's corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, on Wednesday, May 21, 2003, at 10:00 a.m., for the following purposes:

  1.
  To elect six directors of the Company for a one-year term expiring at the 2004 annual meeting;

  2.
  To approve the Company's Employee Stock Purchase Plan, as amended and restated to increase by 240,000 the number of shares of common stock authorized for issuance under the Plan and extend the term of the Plan through June 30, 2005;

  3.
  To ratify the appointment by the Board of Directors of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for fiscal year 2003; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

        Stockholders of record at the close of business on Monday, April 7, 2003 will be entitled to vote at the annual meeting, whether in person or by proxy.

By Order of the Board of Directors

Kevin F. McLaughlin Secretary

830 Winter Street
Waltham, Massachusetts 02451-1420
April 10, 2003

        To ensure that your shares are represented at the annual meeting, we urge you to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the annual meeting. If you do attend the annual meeting, you may vote in person if you desire to do so, even if you have returned a proxy card.

PRAECIS PHARMACEUTICALS INCORPORATED

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2003

General

        We are furnishing this proxy statement to stockholders of record of PRAECIS PHARMACEUTICALS INCORPORATED ("PRAECIS" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, May 21, 2003, at 10:00 a.m. at the Company's corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and at any adjournment(s) thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders, this proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about April 15, 2003.

Voting Securities, Quorum and Vote Required

        Only holders of record of common stock, par value $.01 per share, of the Company ("Common Stock") as of the close of business on April 7, 2003 (the "Record Date") are entitled to receive notice of and to vote at the annual meeting. On the Record Date, there were 51,832,475 shares of Common Stock outstanding, constituting all of the outstanding voting securities of the Company. Stockholders are entitled to one vote for each share of Common Stock they held as of the Record Date.

        A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will exist at the annual meeting if the holders of record as of the Record Date of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the annual meeting. Shares held as of the Record Date by holders who are present or represented by proxy at the annual meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the annual meeting will be counted as present for the purposes of establishing a quorum.

        To be elected as a director at the annual meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the annual meeting. The affirmative vote of a majority of the votes cast by the stockholders present in person or by proxy at the annual meeting is required to approve the Company's Employee Stock Purchase Plan, as amended and restated (Proposal No. 2). The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting is required to ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003 (Proposal No. 3).

        Shares represented by proxies which are marked "WITHHELD" with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked "ABSTAIN" with regard to the approval of the Company's Employee Stock Purchase Plan, as amended and restated (Proposal No. 2), will be excluded entirely from the vote and will have no effect on the outcome of the vote. Shares represented by proxies which are marked "ABSTAIN" with regard to the ratification of the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003 (Proposal No. 3) will be considered present in person or represented by proxy at the annual meeting and will have the effect of a negative vote because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting.

        A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote such shares with respect to the election of directors (Proposal No. 1) and the ratification of the Board of Director's appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003 (Proposal No. 3) without instruction from you, and, accordingly, broker non-votes will not occur with respect to these two proposals. If any broker non-votes occur with respect to approval of the Company's Employee Stock Purchase Plan, as amended and restated (Proposal No. 2), they will not be considered votes cast and, accordingly, will have no effect on the outcome of the vote with respect to Proposal No. 2.

Proxies

Voting Your Proxy

        You may vote in person at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

        If you sign and return your proxy card to us in time for it to be voted at the annual meeting, one of the individuals named as your proxy, each of whom is an executive officer of the Company, will vote your shares as you have directed on the proxy card. If you sign and timely return your proxy card but no indication is given as to how to vote your shares as to one or more of the proposals to be voted on at the annual meeting, your shares will be voted FOR each of the proposals.

        The Board of Directors knows of no matters, other than Proposal Nos. 1, 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders, to be presented at the annual meeting. If any other matter is properly presented at the annual meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

How to Vote by Proxy

        You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If your shares are held in "street name" through a broker, you should provide written instructions to your broker on how to vote your shares. As noted above, if you do not provide your broker with instructions on how to vote your shares, your shares may not be voted in the same manner that you would have voted if you had provided instructions. To ensure that your broker receives your instructions, you should promptly complete, sign and send to your broker in the envelope enclosed with this proxy statement the voting instruction form which is also enclosed. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

Revoking Your Proxy

        You may revoke your proxy before it is voted by:

  •
  sending in a new proxy with a later date;

  •
  notifying the Secretary of the Company in writing before the annual meeting that you have revoked your proxy; or

  •
  voting in person at the annual meeting.

        If you hold your shares through a broker or other custodian, you will need to contact them to revoke your proxy.

Voting in Person

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the annual meeting a "legal proxy" authorizing you to vote your "street name" shares held as of the Record Date.

Proxy Solicitation and Expenses

        This solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. In addition to the solicitation of proxies by mail, proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

Delivery of Proxy Materials and Annual Report to Households

        The Securities and Exchange Commission has implemented a rule permitting companies and their brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as "householding." We have been notified that certain brokers, banks and other intermediaries have elected to household the Company's Annual Report and proxy statement. Accordingly, beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company's Annual Report and this proxy statement.

        If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

        Beneficial owners who reside at a shared address at which a single copy of the Company's Annual Report and this proxy statement are delivered may obtain a separate Annual Report and/or proxy statement without charge by sending a written request to PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420, Attention: Investor Relations, or by calling the Company at (781) 795-4100. The Company will promptly deliver an Annual Report and/or proxy statement upon request.

        Not all brokers, banks or other intermediaries offer beneficial owners the opportunity to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive a separate Annual Report and proxy statement for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        Pursuant to our Third Amended and Restated By-Laws, all of our directors are elected at each annual meeting of stockholders. Each director elected at the annual meeting will hold office until the next annual meeting of stockholders and until the director's successor is duly elected and qualified, or until the director's earlier death, resignation or removal. Our Amended and Restated Certificate of Incorporation provides that the number of directors shall be fixed from time to time by a majority of our Board of Directors. Currently, the number of directors has been fixed at seven directors, and there are no vacancies on the Board. Albert L. Zesiger has advised the Company that he will not stand for re-election and will resign as a director effective as of the annual meeting. Accordingly, following the annual meeting, there will be one vacancy on the Board of Directors. The Board of Directors has begun a search to identify an appropriate candidate to replace Mr. Zesiger and expects to fill this vacancy during 2003. Despite the vacancy on the Board of Directors, you may not vote for a greater number of persons than the number of nominees named in the enclosed proxy card.

        Stockholders may withhold authority from the persons named in the enclosed proxy card to vote for the entire slate of directors as nominated or, by appropriately marking the proxy card, may withhold the authority to vote for any individual nominee. Instructions on the proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee is unable to serve or for good reason will not serve as a director, shares voted by proxy for such nominee will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve.

        The names of the individuals nominated by your Board of Directors and presented for your consideration, their ages, the year in which they became directors of the Company and certain other information about them are set forth below. All of the nominees are incumbent directors. None of the corporations or other organizations referred to below with which a nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

Nominees for Election to the Board of Directors

Malcolm L. Gefter, Ph.D. Age 61	Malcolm L. Gefter, Ph.D. founded PRAECIS and has served as a director since July 1993, as Chairman of the Board since February 1994 and as our Chief Executive Officer since July 1996. From July 1998 to May 2002, Dr. Gefter was also our President and from July 1993 to July 1998, he was our Treasurer. Dr. Gefter has been a professor of biology at the Massachusetts Institute of Technology and is now professor emeritus. He has authored more than 200 original scientific papers. Dr. Gefter was a founder of ImmuLogic Pharmaceutical Corporation, and from 1987 to March 1997, served as Chairman of the Board of Directors of ImmuLogic. Dr. Gefter received his B.S. in Chemistry from the University of Maryland and his Ph.D. in
Molecular Biology from Albert Einstein College of Medicine.

G. Leonard Baker, Jr. Age 60
G. Leonard Baker, Jr. has served as a member of our Board of Directors since March 1994. Since 1974, Mr. Baker has been a Managing Director or General Partner of Sutter Hill Ventures, a venture capital firm. Mr. Baker also serves as a director of Therma-Wave, Inc. and a number of private companies.
Henry F. McCance Age 60
Henry F. McCance has served as a member of our Board of Directors since December 1993. Mr. McCance has been employed at Greylock Management Corporation, a private venture capital group, since 1969, where he has been President since 1990 and Chairman of the Board since 1997. Mr. McCance is a general partner of several venture capital funds affiliated with Greylock.
William R. Ringo Age 57
William R. Ringo has served as a member of our Board of Directors since March 2001. Since March 2001, Mr. Ringo has been a privately employed health care consultant. From 1973 until his retirement in March 2001, Mr. Ringo was employed at Eli Lilly and Company, a global pharmaceutical company. Mr. Ringo held a variety of positions at Eli Lilly and Company, most recently serving as the President of Oncology and Critical Care Products from 1999 to March 2001, as the President of Internal Medicine Products from 1998 to March 2001 and as a member of Eli Lilly's Corporate Operations Committee from 1995 to March 2001. From 1995 to 1997, Mr. Ringo served as the President of the Infectious Disease Business Unit. Prior to that time, Mr. Ringo held senior positions in the Sales and Marketing and Business Planning groups. Mr. Ringo also serves as a director of La Jolla Pharmaceutical Company, Texas Biotechnology Corporation, InterMune, Inc. and several private companies. In addition, Mr. Ringo is a member of the Burrill & Company Biotech Advisory Board.
David B. Sharrock Age 66
David B. Sharrock has served as a member of our Board of Directors since February 1994. Since 1994, Mr. Sharrock has been a privately employed business consultant. From 1990 to 1994, Mr. Sharrock was Executive Vice President and Chief Operating Officer of Marion Merrell Dow Inc., a global pharmaceutical company, and from 1988 to 1989, he was President and Chief Operating Officer of Merrell Dow Pharmaceuticals, Inc. Mr. Sharrock also serves as a director of Broadwing Inc., Indevus Pharmaceuticals, Inc., Incara Pharmaceuticals Corporation and MGI Pharma, Inc.

Patrick J. Zenner Age 56
Patrick J. Zenner has served as a member of our Board of Directors since July 2001. In January 2001, Mr. Zenner retired from Hoffmann-La Roche Inc., North America, the prescription drug unit of the Roche Group, a leading research-based health care enterprise, where he served as President and Chief Executive Officer since 1993, and was a member of the global Pharmaceutical Executive Committee. Mr. Zenner joined Hoffmann-La Roche Inc. as a sales representative in 1969 and subsequently held a series of marketing and business development posts that culminated in his being named Vice President and General Manager of Roche Laboratories in 1982. He later spent two and a half years with Roche Holding Ltd. as head of international pharmaceutical marketing, development and regulation. In 1988, Mr. Zenner was elected to Hoffmann-La Roche's Executive Committee and Board of Directors, and appointed Senior Vice President of the pharmaceutical division. Mr. Zenner also serves as a director of Dendrite International, Inc., Geron Corporation, Genta Incorporated, Curagen Corporation, ArQule, Inc., West Pharmaceutical Services, Inc., First Horizon Pharmaceutical Corporation, XOMA, Ltd. and EXACT Sciences Corporation.

        The Board of Directors recommends a vote FOR the election of the above-named nominees as directors of the Company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Set forth below is certain information concerning non-director employees who currently serve as executive officers. Our executive officers serve at the discretion of the Board of Directors. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or affiliate of the Company.

        William K. Heiden, age 43, joined PRAECIS in May 2002 as our President and Chief Operating Officer. Prior to joining PRAECIS, Mr. Heiden held several senior level positions at the Schering-Plough Corporation, a global pharmaceutical company. Mr. Heiden joined Schering in 1987 and most recently was Vice President of Schering's Oncology/Biotech business unit, where he had responsibility for all cancer and anti-infective products marketed by Schering in the United States. From April 1998 to July 1999, Mr. Heiden was Vice President, Marketing and Sales of Key-Acute Coronary Syndromes, a Schering division created for the commercialization of acute cardiovascular products. Mr. Heiden served as Schering's director of Managed Health Care from April 1996 to April 1998, with responsibility for all Schering products within Managed Care for a twelve state region. From 1988 to 1996, Mr. Heiden held a variety of management roles in Schering's International Division, including marketing management in Italy, Head of Prescription Product Marketing at Schering Canada, General Manager for Schering Belgium, and General Manager for Schering's business in the BeNeLux (Belgium, Netherlands and Luxembourg). Mr. Heiden received his B.A. in Business Administration from the University of Florida, his M.I.M. from the University of Louvain, Louvain, Belgium, and his MBA from the Johnson School of Management, Cornell University.

        Kevin F. McLaughlin, age 46, has been our Chief Financial Officer since joining PRAECIS in September 1996. Since January 1997, he has also been our Secretary and since July 1998, he has been a Senior Vice President and our Treasurer. From September 1996 to July 1998, Mr. McLaughlin was one of our Vice Presidents. From March 1996 to August 1996, he was Vice President and Chief Financial Officer of Advanced Techcom, Inc., a privately-held communications company. From 1980 to 1996, he held senior level financial positions at Computervision Corporation and its predecessor Prime Computer, Inc., including Vice President, Treasurer and Director of Corporate Planning, where he was directly involved with financial, accounting and investor relations management, as well as public and private financing. Mr. McLaughlin received his B.S. in Accounting from Northeastern University and his MBA from Babson College.

        Marc B. Garnick, M.D., age 56, joined PRAECIS in April 1994 as our Executive Vice President and Chief Medical Officer. From 1987 to 1994, he was Vice President, Clinical Development at Genetics Institute, Inc., a biotechnology company. Dr. Garnick was a leader, as an academic physician, in the clinical development of Lupron as a treatment for hormonally responsive prostate cancer. He is on the faculty of the Harvard Medical School as a clinical professor of medicine and maintains a clinical practice at the Beth Israel Deaconess Medical Center, a teaching hospital of the Harvard Medical School. Dr. Garnick has written over 300 papers, four books and numerous articles. Dr. Garnick received his A.B. in Biology from Bowdoin College and his M.D. from the University of Pennsylvania School of Medicine. Dr. Garnick also serves as a director of Genome Therapeutics Corporation.

        James E. Vath, Ph.D., age 42, has been our Senior Vice President, Research since March 2002. Dr. Vath was our Vice President of Preclinical Research from January 2001 to March 2002 and, from July 1999 to January 2001, was our Vice President of Analytical Chemistry. Prior to joining PRAECIS, from 1996 to 1999, Dr. Vath was employed by Millenium Pharmaceuticals, Inc., a biotechnology company, as Director of Proteomics and Protein Technologies from 1998 to 1999, and from 1996 to 1998 as a Senior Scientist. From 1994 to 1996, Dr. Vath was Lab Head/Principal Scientist for Genetics Institute, Inc., a biotechnology company, and from 1989 to 1994 served Genetics Institute as a Staff Scientist. Dr. Vath received his B.S. in Chemistry from Northeastern University and his Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology.

BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS

        During 2002, our Board of Directors held six regular meetings, five special meetings and acted by unanimous written consent once. Mr. Zenner was unable to attend three of the special meetings.

        The Board of Directors has designated two principal standing committees, the Audit Committee and the Compensation Committee. The Company did not have a standing nominating committee in 2002. The composition and functions of the Audit and Compensation Committees, and the number of meetings held in 2002, are described below.

        During most of 2002, the Audit Committee was comprised of Messrs. Baker, McCance and Zesiger, each of whom we believe is independent under the applicable rules of the National Association of Securities Dealers, Inc. As noted above, Mr. Zesiger is not standing for re-election and will resign as a director effective as of the annual meeting. In anticipation of his retirement from the Company's Board of Directors, Mr. Zesiger resigned from the Audit Committee effective October 1, 2002. The Board appointed Mr. Zenner to serve on the Audit Committee in place of Mr. Zesiger. The Audit Committee met three times during 2002. The Audit Committee reviews our accounting policies and practices and financial reporting and internal control structures, recommends to the Board of Directors the appointment of independent auditors to audit our financial statements each year and confers with the auditors and our officers for purposes of reviewing our internal controls, accounting practices, financial structure and financial reporting. The Board of Directors has approved an Audit Committee Charter that sets forth in detail the duties and responsibilities of the Audit Committee. A copy of the Audit Committee Charter was annexed to the Company's proxy statement relating to its 2001 Annual Meeting of Stockholders. In May 2003, in accordance with new rules promulgated by the Securities and Exchange Commission, the Audit Committee will begin pre-approving audit and non-audit services to be provided by the Company's independent auditors. The report of the Audit Committee in respect of fiscal year 2002 is included elsewhere in this proxy statement.

        The Compensation Committee, currently comprised of Messrs. Ringo, Sharrock and Zenner, met nine times during 2002. The Compensation Committee determines salaries, incentives and other forms of compensation for our executive officers and administers our Second Amended and Restated 1995 Stock Plan, as amended, Employee Stock Purchase Plan, as amended, and Executive Management Bonus Plan. The report of the Compensation Committee on executive compensation is included elsewhere in this proxy statement.

DIRECTOR COMPENSATION

        We pay all non-employee directors, to the extent the internal policies of their respective organizations permit, an annual director's fee of $12,000, plus $1,000 for each regularly scheduled board meeting they attend. In addition, we reimburse our directors for reasonable expenses in connection with attending board and committee meetings. Effective as of March 2003, we also pay each non-employee director a fee of $500 for each regularly scheduled committee meeting that he attends in person or participates in by telephone and $250 for any other telephonic committee meeting in which he participates, unless the director is the committee chairperson, in which case he receives $750 or $500, respectively.

        Directors are eligible to receive stock options under our Second Amended and Restated 1995 Stock Plan, as amended. On November 14, 2002, we granted each of Messrs. Baker, McCance, Ringo and Zenner an option to purchase 10,000 shares of Common Stock, at an exercise price of $2.66 per share. These option grants vest and become exercisable in equal monthly installments over a one-year period from the date of grant so long as the individual continues to be a member of our Board of Directors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of our Common Stock as of March 31, 2003, except as otherwise noted, by:

  •
  each named executive officer (as defined under the heading, "Summary Compensation Table");

  •
  each of our directors;

  •
  each person who is known by us to beneficially own more than five percent of our Common Stock; and

  •
  all of our executive officers and directors as a group.

        This information is based upon information received from or on behalf of the individuals or entities named below, except as otherwise noted. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420.

        We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 51,832,475 shares of Common Stock outstanding as of March 31, 2003.

        In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2003 were deemed to be outstanding. We did not deem such shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person. Asterisks indicate beneficial ownership of less than one percent.

Name and Address of Beneficial Owner	Number of Shares	Number of Shares Subject to Options (1)	Percent
Perry Corp. (2) 599 Lexington Avenue New York, NY 10022	4,261,552	—	8.2%
Wellington Management Company, LLP (3) 75 State Street Boston, MA 02109	3,989,900	—	7.7
Ironwood Capital Management, LLC (4) 21 Custom House Street Boston, MA 02110	3,724,000	—	7.2
Malcolm L. Gefter, Ph.D.	952,500	965,077	3.6
William K. Heiden	2,000	120,000	*
Kevin F. McLaughlin	102,000	397,319	1.0
Marc B. Garnick, M.D. (5)	468,992	738,192	2.3
James E. Vath, Ph.D.	2,412	103,632	*
G. Leonard Baker, Jr. (6) c/o Sutter Hill Ventures 755 Page Mill Road, Suite A-200 Palo Alto, CA 94304	1,155,639	34,999	2.3
Henry F. McCance c/o Greylock Limited Partnership 880 Winter Street Waltham, MA 02451	70,270	34,999	*
William R. Ringo 4906 Deer Ridge Drive North Carmel, IN 46033	600	26,665	*
David B. Sharrock 1011 Barcamil Way Naples, FL 34110	63,750	46,249	*
Patrick J. Zenner 853 Ramapo Way Westfield, NJ 07090	—	23,332	*
Albert L. Zesiger (7) c/o Zesiger Capital Group LLC 320 Park Avenue New York, NY 10022	2,013,700	—	3.9
All directors and executive officers as a group (11 persons)	4,831,863	2,490,464	13.5

(1)
Reflects the number of shares issuable upon the exercise of options exercisable within 60 days of March 31, 2003.

(2)
The number of shares beneficially owned is based upon information reported on a Schedule 13G filed by Perry Corp. with the Securities and Exchange Commission on February 10, 2003.

(3)
According to a Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 14, 2003, the listed shares are owned of record by clients of Wellington Management Company, LLP, as to which Wellington Management Company, LLP has shared voting power with respect to 3,489,300 shares and shared investment power with respect to 3,989,900 shares.

(4)
According to a Schedule 13G filed by Ironwood Capital Management, LLC with the Securities and Exchange Commission on March 14, 2003, the listed shares are owned of record by clients of Ironwood Capital Management, LLC, as to which Ironwood Capital Management, LLC has shared voting power with respect to 2,855,100 shares and shared investment power with respect to 3,724,000 shares.

(5)
Includes 25,270 shares of Common Stock held by the Garnick Family 1999 Grantor Retained Annuity Trust, of which Dr. Garnick is the trustee.

(6)
Includes 788,596 shares of Common Stock held by Sutter Hill Ventures and affiliated entities, as to which Mr. Baker, a member of our Board of Directors and a managing director of the general partner of Sutter Hill Ventures, shares voting and investment power with six other managing directors of the general partner of Sutter Hill Ventures, and also includes shares of Common Stock held by Mr. Baker and his related family entities. Mr. Baker disclaims beneficial ownership of the shares of Common Stock held by Sutter Hill Ventures and the other affiliated entities, except to the extent of his proportionate partnership interest therein.

(7)
Includes 1,892,700 shares of Common Stock held in accounts managed for various parties by Zesiger Capital Group LLC, an investment advisor, for which Mr. Zesiger, a member of our Board of Directors, is a principal. Mr. Zesiger, in his capacity as managing director of Zesiger Capital Group LLC, has voting and investment power with respect to these shares but disclaims beneficial ownership with respect thereto. Also includes 43,000 shares held by Mr. Zesiger's wife, as to which Mr. Zesiger disclaims beneficial ownership. As noted above, Mr. Zesiger will resign from the Board of Directors effective as of the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and stockholders who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during or in respect of the fiscal year ended December 31, 2002, the Company is not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding our equity compensation plans as of December 31, 2002.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders	7,061,441	$7.82	2,931,008
Equity Compensation Plans Not Approved By Security Holders	—	Not Applicable	—
Total	7,061,441	$7.82	2,931,008	(1)

(1)
Includes 2,869,608 shares of Common Stock available for issuance under our Second Amended and Restated 1995 Stock Plan, as amended, and 61,400 shares of Common Stock available for issuance under our Employee Stock Purchase Plan, as amended. In addition to stock options, awards under our Second Amended and Restated 1995 Stock Plan, as amended, may take the form of restricted stock and other stock awards specified in the Stock Plan. If such awards are granted, they will reduce the number of shares of Common Stock available for issuance pursuant to future stock option awards.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth all compensation earned, including salary, bonuses, stock options and other compensation, during the fiscal years ended December 31, 2002, 2001 and 2000 by Malcolm L. Gefter, Ph.D., our chief executive officer, and each of our four other executive officers as of December 31, 2002. We may refer to these officers as our "named executive officers" in other parts of this proxy statement.

Long-Term Compensation
Annual Compensation
Name and Position(s)					Securities Underlying Options		All Other Compensation
	Year	Salary		Bonus
Malcolm L. Gefter, Ph.D. Chairman of the Board and Chief Executive Officer	2002 2001 2000	$362,625 345,313 325,000		$182,000 110,000 105,000	255,000 39,286 502,308	(1) (2) (3)	— — —
William K. Heiden President and Chief Operating Officer	2002	224,808	(4)	140,000	600,000		$133,797	(5)
Kevin F. McLaughlin Chief Financial Officer, Senior Vice President, Treasurer and Secretary	2002 2001 2000	233,678 217,294 204,300		70,500 40,000 29,400	162,500 20,195 7,646	(6) (7) (8)	— — —
Marc B. Garnick, M.D. Executive Vice President and Chief Medical Officer	2002 2001 2000	300,988 288,221 272,500		60,400 42,000 42,000	30,000 20,455 150,923	(9) (10) (11)	— — —
James E. Vath, Ph.D. (12) Senior Vice President, Research	2002 2001 2000	201,090 169,770 155,769		10,100 — —	30,000 31,500 1,833		— — —

(1)
Excludes options to purchase 14,286 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 under our Executive Management Bonus Plan.

(2)
Includes options to purchase 14,286 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 and excludes options to purchase 2,308 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000, in each case awarded under our Executive Management Bonus Plan. Excludes 200,000 shares of Common Stock underlying an option which was restored to Dr. Gefter, and the shares returned to the Company, in 2001 as part of the rescission of the exercise of such option in 2001.

(3)
Includes options to purchase 2,308 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000 and excludes options to purchase 3,080 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999, in each case awarded under our Executive Management Bonus Plan.

(4)
Mr. Heiden joined the Company as our President and Chief Operating Officer on May 9, 2002. This amount represents the total salary earned by Mr. Heiden during 2002 and is based upon an annual salary of $350,000.

(5)
Represents payments made to or on behalf of Mr. Heiden for expenses incurred in connection with his relocation to Massachusetts from New Jersey. Includes $8,846 paid to Mr. Heiden for taxes payable by him as a result of such relocation payments.

(6)
Excludes options to purchase 5,195 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 under our Executive Management Bonus Plan.

(7)
Includes options to purchase 5,195 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 and excludes options to purchase 646 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000, in each case awarded under our Executive Management Bonus Plan.

(8)
Includes options to purchase 646 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000 and excludes options to purchase 970 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999, in each case awarded under our Executive Management Bonus Plan.

(9)
Excludes options to purchase 5,455 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 under our Executive Management Bonus Plan.

(10)
Includes options to purchase 5,455 shares of Common Stock granted on January 24, 2002 in connection with a bonus earned in 2001 and excludes options to purchase 923 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000, in each case awarded under our Executive Management Bonus Plan.

(11)
Includes options to purchase 923 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000 and excludes options to purchase 780 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999, in each case awarded under our Executive Management Bonus Plan.

(12)
Dr. Vath became an executive officer of the Company in March 2002 in connection with his promotion to the position of Senior Vice President, Research.

Option Grants in Fiscal 2002

        The following table shows information regarding options we granted to the named executive officers under our Second Amended and Restated 1995 Stock Plan, as amended, during the year ended December 31, 2002. We have never granted any stock appreciation rights. The maximum term of each option granted is ten years from the date of grant, subject to earlier termination in the event of resignation or termination of employment. The percentage of the total options granted to employees in 2002 shown in the table below is based on options to purchase an aggregate of 1,754,450 shares of Common Stock granted to our employees, directors and consultants during the year. The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant as determined by the Compensation Committee of our Board of Directors.

        The potential realizable values are net of the exercise prices and before taxes associated with the exercise, and are based on the assumption that our Common Stock appreciates at the annual rate shown from the date of the grant until the expiration of the ten-year option term. We have calculated these numbers based on the rules of the Securities and Exchange Commission, and they do not represent our estimate or projection of future Common Stock prices. The amounts reflected in the table may not necessarily be achieved. The actual amount the executive officer may realize will depend upon the extent to which the stock price exceeds the exercise price of the options on the exercise date.

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (1)		Percent of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price Per Share	Expiration Date
						5%	10%
Malcolm L. Gefter, Ph.D.	80,000 175,000	(2) (3)	14.5%	$3.26 2.66	6/24/12 11/14/12	$164,016 292,750	$415,648 741,887
William K. Heiden	600,000	(4)	34.2	3.58	5/9/12	1,350,866	3,423,359
Kevin F. McLaughlin	75,000 87,500	(2) (3)	9.3	3.26 2.66	6/24/12 11/14/12	153,765 146,375	389,670 370,944
Marc B. Garnick, M.D.	30,000	(5)	1.7	3.04	7/25/12	57,355	145,349
James E. Vath, Ph.D.	30,000	(6)	1.7	3.26	6/24/12	61,506	155,868

(1)
Excludes options to purchase 14,286 shares, 5,195 shares and 5,455 shares granted to Messrs. Gefter, McLaughlin and Garnick, respectively, in January 2002 in connection with bonus awards earned by them in 2001 under our Executive Management Bonus Plan.

(2)
These options vest and become exercisable in equal monthly installments over a one-year period so long as the optionee remains employed by the Company. These options shall automatically become fully vested and exercisable upon the termination of the optionee's employment upon or after a change of control of the Company.

(3)
These options vest and become exercisable in equal monthly installments over a three-year period so long as the optionee remains employed by the Company. These options shall automatically become fully vested and exercisable upon the termination of the optionee's employment upon or after a change of control of the Company.

(4)
These options vest and become exercisable over a five-year period so long as the optionee remains employed by the Company. Options with respect to 20% of the shares vest and become exercisable on May 9, 2003 if the optionee is then employed by the Company, and options with respect to the remaining shares vest and become exercisable in equal monthly installments thereafter. These options shall automatically become fully vested and exercisable upon a change of control of the Company.

(5)
These options vest and become exercisable in equal monthly installments over a three-year period so long as the optionee remains employed by the Company. These options shall automatically become fully vested and exercisable upon the termination of the optionee's employment upon or after a change of control of the Company or upon the achievement of certain performance goals.

(6)
These options vest and become exercisable over a five-year period so long as the optionee remains employed by the Company. Options with respect to 20% of the shares vest and become exercisable on June 24, 2003 if the optionee is then employed by the Company, and options with respect to the remaining shares vest and become exercisable in equal monthly installments thereafter.

Aggregated Option Exercises in Last Fiscal Year and Option Values at December 31, 2002

        The following table provides information concerning option exercises by the named executive officers during the year ended December 31, 2002 and the number and value of unexercised options held by the named executive officers at December 31, 2002. The value realized on option exercises is calculated based on the fair market value per share of Common Stock on the date of exercise less the applicable exercise price.

        The value of unexercised in-the-money options held at December 31, 2002 represents the total gain which the option holder would realize if he exercised all of the in-the-money options held at December 31, 2002, and is determined by multiplying the number of shares of Common Stock underlying the options by the difference between $3.25, which was the closing price per share of our Common Stock on the Nasdaq National Market on December 31, 2002, and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

			Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-The-Money Options at December 31, 2002
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Malcolm L. Gefter, Ph.D.	200,000	$916,667	822,017	978,059	$1,439,644	$967,399
William K. Heiden	—	—	—	600,000	—	—
Kevin F. McLaughlin	—	—	339,108	224,103	571,800	50,191
Marc B. Garnick, M.D.	—	—	689,786	173,045	118,331	44,501
James E. Vath, Ph.D.	—	—	91,008	92,325	—	—

Employment Agreements/Change of Control Arrangements

        None of our named executive officers has an employment agreement, although all of our executive officers have entered into agreements that contain non-disclosure and non-solicitation restrictions and covenants.

        On May 9, 2002, William K. Heiden became our President and Chief Operating Officer. Mr. Heiden and the Company entered into a letter agreement dated as of May 9, 2002 which provides that in the event of a change of control of the Company, Mr. Heiden will receive certain severance payments if his employment is terminated either by the Company without cause or voluntarily by him as a result of an adverse and material diminution in duties, a material reduction in annual compensation or an increase in his daily commute of more than 50 miles. If a change of control of the Company occurs prior to May 9, 2003 and Mr. Heiden is terminated, he will receive a lump sum payment equal to the sum of his annual salary for the year in which the change of control occurs plus the full amount of his target award under the Executive Management Bonus Plan for that year. If a change of control occurs after May 9, 2003 and Mr. Heiden is terminated, he will receive a lump sum payment equal to two times the sum of his annual salary and target bonus award for the year in which such change of control occurs. The agreement also provides for the continuation of certain insurance coverage, at no cost to Mr. Heiden, for a period of either one or two years, depending upon whether the change of control occurs before or after May 9, 2003. Under the agreement, Mr. Heiden is also entitled to reimbursement of certain legal expenses.

        Consistent with the terms of this agreement, Mr. Heiden was also granted options to purchase 600,000 shares of Common Stock, at an exercise price of $3.58 per share. These options vest and become exercisable over a five-year period. However, these options will automatically become fully vested and exercisable immediately upon the occurrence of a change of control of the Company, if at such time Mr. Heiden is employed by the Company. In addition, Mr. Heiden's agreement with the Company provides that all future stock options granted to him will also become fully vested and exercisable immediately upon the occurrence of a change of control of the Company.

        We also entered into letter agreements, effective as of May 9, 2002, with three of our other executive officers (Malcolm L. Gefter, Kevin F. McLaughlin and Marc B. Garnick). These agreements provide for lump sum cash severance payments and continued benefits in the event of a change of control of the Company that are substantially consistent with those of Mr. Heiden described above. These agreements also provide that all future stock options granted to Messrs. Gefter, McLaughlin and Garnick on or after May 9, 2002 will become fully vested and exercisable upon the termination of their employment upon or after a change of control of the Company if such termination would entitle them to a lump sum severance payment under the terms of their letter agreements.

        On November 1, 2000, the Compensation Committee of the Board of Directors approved a grant to Dr. Gefter of options to purchase 500,000 shares of our Common Stock, at an exercise price of $25.38 per share. These options vest and become exercisable in equal monthly installments over an eight-year period. However, these options will automatically become fully vested and exercisable immediately upon the occurrence of a change of control of the Company, if at such time Dr. Gefter is employed by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee is currently or has been, at any time since our formation, one of our officers or employees. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Please see "Certain Relationships and Related Transactions" for a description of an arrangement pursuant to which Mr. Ringo, a member of our Compensation Committee, received fees for consulting services provided to the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is comprised of William R. Ringo, David B. Sharrock and Patrick J. Zenner, each of whom the Company believes is a "Non-Employee Director" within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is responsible for recommending salaries for the Company's executive officers, approving incentives and other forms of compensation for the Company's executive officers and administering our Second Amended and Restated 1995 Stock Plan, as amended, Executive Management Bonus Plan and Employee Stock Purchase Plan, as amended. The Compensation Committee met nine times during fiscal year 2002 to review executive compensation policies, incentive compensation programs for executive officers and employees, and individual salaries and awards for executive officers. Decisions made by the Compensation Committee are reported to the full Board of Directors for approval or ratification, as appropriate.

Compensation Philosophy

        The general philosophy of the Company's compensation program is to align compensation with business objectives and performance. The Company's compensation policies are intended to attract, motivate, reward and retain highly qualified executives and other key employees for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific Company goals, both individual and corporate, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. Key elements of this philosophy include:

  •
  salaries that are competitive with other biotechnology companies with which the Company competes for talent, determined through the comparison of the Company's pay practices with these companies and the establishment of salary parameters based on this review; and

  •
  significant equity-based incentives for executive officers and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

        The Company's executive compensation consists of three key components: base salary, annual bonus awards and stock incentives. Each of these components is intended to complement the others, and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to these three components, including the bases for the compensation awarded to Malcolm L. Gefter, Ph.D., the Company's Chief Executive Officer, are discussed below.

Executive Compensation

Base Salary

        The Compensation Committee reviews annually the Chief Executive Officer's base salary and the Chief Executive Officer's recommendation with regard to the base salaries of the other executive officers. When reviewing salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee's objective is to set executive compensation at competitive levels within the biotechnology industry.

Executive Management Bonus Plan

        The Company established the Executive Management Bonus Plan to reward participants, currently limited to the Company's Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Medical Officer, for their achievement of individual goals and their contributions to the achievement of corporate performance goals. Each year the Compensation Committee or the Board of Directors approves both the individual and corporate performance measures selected and the specific financial targets used under the Bonus Plan. The Compensation Committee believes these goals will drive the future success of the Company's business and will enhance stockholder value. The amount of each award is directly related to individual and corporate performance, including the progress of the Company's clinical programs and research and development efforts. The amount each participant may be awarded is directly dependent upon the individual's position, responsibility and ability to affect the Company's financial success. The target award value for 2002, as a percentage of base salary, was 50% for the Chief Executive Officer, 40% for the Chief Operating Officer and 30% for each of the Chief Financial Officer and the Chief Medical Officer. The target award values for 2002 were consistent with those set for 2001, with the exception of the target award value for the Chief Financial Officer, which was increased from 25% to 30% in 2002.

        In 2002, the Bonus Plan was amended by the Board of Directors to provide that 100% of each award granted under the Bonus Plan would be paid in cash, rather than as a combination of cash and incentive stock options. The Bonus Plan also provides that the Compensation Committee, in its sole discretion, may grant a participant an award in an amount up to 1.5 times the participant's target award value multiplied by the participant's base salary.

        The base salary paid and bonuses awarded to the executive officers of the Company for 2002 are shown in the Summary Compensation Table appearing on page 12.

Management Incentive Program

        The Company established the Management Incentive Program to reward participants, including executive officers who are not eligible to participate in the Executive Management Bonus Plan and other key personnel, for the achievement of individual and corporate goals. Each year the participants in the plan, together with their supervisors, establish individual goals under the plan. Members of senior management set the corporate goals under the plan and establish the target cash payment amount for each participant in the plan. Payments made under the Management Incentive Program are then determined based on a review of the achievement of the individual and corporate goals and are approved by the Chief Executive Officer and/or Chief Operating Officer. The bonus awarded under the Management Incentive Plan to the Company's Senior Vice President, Research is shown in the Summary Compensation Table appearing on page 12.

Stock Options

        The Company's Second Amended and Restated 1995 Stock Plan, as amended, was established to provide all of the Company's employees with an opportunity to share, along with the Company's stockholders, in the long-term performance of the Company. Stock options only have value to the employee if the market price of the Common Stock appreciates in value from the date the stock options are granted.

        Grants of stock options are generally made upon commencement of employment, with additional grants being made periodically to eligible employees, and, occasionally, following a significant change in job responsibility, scope or title. Stock options granted under the Stock Plan generally have vesting schedules of five years and expire ten years from the date of grant. The exercise price of options granted under the Stock Plan is usually 100% of fair market value of the Common Stock on the date of grant.

        The Compensation Committee periodically reviews the vesting status and number of options held by the Company's executive officers to determine if additional grants are appropriate to maintain long-term incentives for Company growth. The options awarded to the executive officers of the Company in fiscal year 2002 are shown in the Option Grants in Fiscal 2002 table appearing on page 14.

Chief Executive Officer Compensation

        Malcolm L. Gefter's base salary for fiscal year 2002 was $362,625, and he received a cash bonus under the Executive Management Bonus Plan of $182,000. In 2002, the Compensation Committee also granted Dr. Gefter an option to purchase 80,000 shares of Common Stock, at an exercise price of $3.26 per share, and an option to purchase 175,000 shares of Common Stock, at an exercise price of $2.66 per share. These options vest and become exercisable in ratable monthly installments over a one-year period and a three-year period, respectively, in each case so long as Dr. Gefter remains employed with the Company.

        In evaluating Dr. Gefter's performance and in setting his 2002 salary level, as well as his target award value for 2002 as a percentage of his base salary for purposes of his bonus under the Executive Management Bonus Plan, the Compensation Committee considered the factors described above for all executive officers and primarily focused on Dr. Gefter's achievement of certain key goals, including expanding the Company's scientific advisory capabilities, recruiting and hiring the Company's President and Chief Operating Officer and advancing the Company's research and clinical development programs, in particular its programs in prostate cancer and Alzheimer's disease. The purpose of the option grants to Dr. Gefter in 2002 was to maintain long-term incentives for Dr. Gefter to continue to contribute to the growth of the Company and enhance stockholder value.

Policy on Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any tax year with respect to the company's chief executive officer and each of its four next highest compensated executive officers. This limit does not apply, however, to performance-based compensation, as long as certain conditions are satisfied.

        The Compensation Committee believes that stock options or other compensation granted under the Stock Plan satisfy the conditions necessary to qualify such compensation as performance-based compensation permitted to be excluded from the $1,000,000 compensation deduction limitation in accordance with the Internal Revenue Code and related regulations. The Compensation Committee's general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

Respectfully submitted by the Compensation Committee:

  William R. Ringo
  David B. Sharrock
  Patrick J. Zenner

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On May 16, 2002, the Company extended a $1.0 million loan to William K. Heiden in connection with his acceptance of employment as the Company's President and Chief Operating Officer. The loan is full recourse, uncollateralized, bears no interest and becomes due and payable on May 16, 2012. Under the terms of the promissory note evidencing the loan, 10% of the original loan principal will be forgiven annually on each anniversary date of the promissory note, provided that Mr. Heiden remains an employee of the Company. The Company is not responsible for the personal income tax implications related to the forgiveness of the loan. The outstanding balance of the loan shall become immediately due and payable upon Mr. Heiden's voluntary termination of employment with the Company, other than as a result of an adverse and material diminution in duties, a material reduction in annual compensation or an increase in his daily commute of more than 50 miles, or upon termination by the Company of Mr. Heiden's employment for cause. Since January 1, 2002, the largest aggregate indebtedness under the loan was $1.0 million. As of March 31, 2003, the aggregate outstanding indebtedness under the loan was $1.0 million.

        In November 2001, the Company entered into an agreement with Barnard Associates, Inc., a healthcare consulting firm, whereby Barnard Associates agreed to provide strategic and operational consulting services to the Company. William R. Ringo, a director of the Company, works as an independent contractor for Barnard Associates and provided consulting services to the Company pursuant to the terms of this consulting agreement. The term of the agreement was four months, with a fixed fee to be paid to Barnard Associates of $25,000 per month plus expenses. During 2002, Mr. Ringo received a one-time payment of $50,000 from Barnard Associates in connection with these services.

        All of the foregoing transactions were approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors. We believe the foregoing transactions were on terms no less favorable to us than terms we could have obtained from unaffiliated third parties.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

        The following graph shows the total stockholder return on an initial investment of $100 in cash on April 27, 2000, the date our Common Stock began to trade on the Nasdaq National Market, through December 31, 2002 for (i) our Common Stock, (ii) The Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Index. The starting point for our Common Stock represents the actual initial public offering price of $10.00 per share. All values assume reinvestment of the full amount of all dividends, if any. The performance shown is not necessarily indicative of future performance.

Comparison of thirty-two month cumulative total return among
PRAECIS PHARMACEUTICALS INCORPORATED,
the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Index

PROPOSAL NO. 2

AMEND AND RESTATE THE COMPANY'S

EMPLOYEE STOCK PURCHASE PLAN

        In this proposal, you are being asked to approve the Employee Stock Purchase Plan, as amended and restated, to both increase the number of shares of Common Stock authorized for issuance under the Plan, as well as to extend the term of the Plan. We are seeking stockholder approval of the Plan, as amended and restated, to:

  •
  increase by 240,000 (from 160,000 to 400,000) the number of shares of Common Stock authorized for issuance under the Plan; and
  •
  extend the term of the Plan from June 29, 2003 through June 30, 2005.

Amendment and Restatement of the Plan

        In February 2000, our Board of Directors and our stockholders approved and adopted the Employee Stock Purchase Plan, which became effective on July 3, 2000. Among other things, the Plan provided for a maximum of 160,000 shares of Common Stock to be issued under the Plan through June 30, 2002. On March 14, 2002, our Board of Directors approved an amendment to the Plan extending its term through June 29, 2003.

        As of March 31, 2003, 61,400 shares of Common Stock remained available for issuance under the Plan. The Board of Directors believes that increasing the number of shares of Common Stock reserved for issuance under the Plan will help the Company successfully retain and motivate our current employees and compete for qualified employees and officers in an environment of competitive hiring by providing an opportunity for employees to have an ownership interest in the Company. Accordingly, on March 13, 2003, our Board of Directors approved, subject to the approval of our stockholders under this Proposal No. 2, the Plan, as amended and restated to increase the number of shares of Common Stock authorized for issuance under the Plan by 240,000 shares (from 160,000 to 400,000) and to extend the term of the Plan through June 30, 2005.

        The text of the Plan, as amended and restated, is set forth as Appendix A to this proxy statement. In addition, the material features of the Plan, as amended and restated, are described below. The following description is intended to be a summary, and does not purport to be a complete statement, of the principal terms of the Plan. Accordingly, this summary is qualified in its entirety by reference to Appendix A.

Material Features of the Employee Stock Purchase Plan

        The Employee Stock Purchase Plan became effective on July 3, 2000. If the amendment and restatement of the Plan is approved by the Company's stockholders, a total of 400,000 shares of Common Stock will be authorized for issuance under the Plan. We initially made 40,000 shares of Common Stock available for purchase during the six month period commencing on the effective date of the Plan. An additional 40,000 shares of Common Stock, as well as any shares not purchased during the prior six month period, were made available in each subsequent six month period until the initial scheduled termination of the Plan on June 30, 2002. The term of the Plan was extended through June 29, 2003 and all shares not previously issued under the Plan were made available for issuance for two additional six month purchase periods. If the amendment and restatement of the Plan is approved by the Company's stockholders, the term of the Plan will be extended through June 30, 2005.

        All of our employees who have completed six months of service and whose customary employment is at least 20 hours per week and for more than five months in any calendar year are eligible to participate in the Plan. Employees who would own 5% or more of the total combined voting power or value of our stock immediately after having subscribed for shares under the Plan may not participate in the Plan. As of March 31, 2003, approximately 127 employees, including our five executive officers, were eligible to participate in the Plan.

        Each eligible employee may purchase shares of Common Stock through regular payroll deductions in an amount not less than 1% nor more than 10% of the employee's compensation for each payroll period. At the end of each six month period, we issue shares of Common Stock on behalf of participating employees, using the employees' payroll deductions, at a purchase price equal to 85% of the lesser of the last reported sale price of the Common Stock on the first or last business day of the six month period. Under the Plan, no employee may purchase shares of Common Stock during any calendar year with a fair market value in excess of $25,000.

        The Board of Directors, the Compensation Committee or our stockholders may amend or terminate the Plan, provided that:

  •
  no amendment or termination may affect shares purchased under the Plan or the right of a participant to acquire shares during the current six month purchase period without the consent of that participant; and
  •
  to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any other law, regulation or stock exchange rule, the stockholders will have the right to approve amendments prior to their effectiveness.

        In addition, the Plan provides that our stockholders must approve any amendment which increases the aggregate number of shares of common stock which may be issued under the Plan or which expands the class of persons entitled to participate under the Plan within 12 months after the adoption of the amendment.

        As of December 31, 2002, we had issued 98,600 shares of Common Stock under the Plan. The number of shares that may be purchased by participants under the Plan and the value of the Company's Common Stock purchased by participants under the Plan will vary based on the fair market value of the Company's Common Stock on the first and last business day of each six month purchase period. Accordingly, the number of shares that will be purchased in the future by the named executive officers, executive officers as a group, non-executive directors as a group and all employees who are not-executive officers as a group are not determinable. The following table sets forth as of March 31, 2003 the number of shares of Common Stock and the aggregate purchase prices for the shares purchased by the following individuals or groups identified below:

Name or Group	Number of Shares	Weighted Average Purchase Price
Malcolm L. Gefter, Ph.D. Chairman of the Board and Chief Executive Officer	—	—
William K. Heiden President and Chief Operating Officer	—	—
Kevin F. McLaughlin Chief Financial Officer, Senior Vice President, Treasurer and Secretary	—	—
Marc B. Garnick, M.D. Executive Vice President and Chief Medical Officer	1,442	$17.47
James E. Vath, Ph.D. Senior Vice President, Research	1,412	13.02
All executive officers as a group	2,854	15.27
All directors who are not executive officers as a group (1)	—	—
All employees other than executive officers	95,746	6.64

(1)
Directors who are not also employees of the Company are not eligible to participate in the Plan.

Federal Income Tax Consequences of the Employee Stock Purchase Plan

        The following description is only a brief summary of certain United States federal income tax consequences relating to the Plan and is not intended to be exhaustive. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws. Reference is made to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for a complete statement of all relevant federal tax provisions.

        The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code. Generally, there are no tax consequences to an employee of either becoming a participant in the Plan or purchasing shares under the Plan. The tax consequences relating to the disposition of shares vary depending on the period that the stock is held before its disposition. If a participant disposes of shares within two years after the first day of the six month period in which the option to purchase such shares is granted, referred to as the grant date, or within one year after the purchase date on which the shares are acquired, which is called a "disqualifying disposition," the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the grant date and at least one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the grant date and purchase price. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant's death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the grant date and purchase price is recognized as ordinary income in the year of the participant's death.

        A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less. Currently, long-term capital gains are generally subject to a maximum tax rate of 20 percent.

        If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

Approval of the Employee Stock Purchase Plan, as amended and restated

        On March 13, 2003, the Board of Directors approved, subject to stockholder approval, the Employee Stock Purchase Plan, as amended and restated to increase by 240,000 the number of shares of Common Stock reserved for issuance under the Plan and to extend the term of the Plan through June 30, 2005. As of March 31, 2003, 61,400 shares remained available for issuance under the Plan, and the Plan will expire on June 29, 2003. As described above, the proposed amendment will not affect any other terms of the Plan. The proceeds received from the Company from the sale of Common Stock under the Plan are used for general corporate purposes.

        Should this amendment not be approved by the stockholders, the Board of Directors will extend the term of the Plan and suspend employee participation in the Plan once the currently available shares of Common Stock are purchased.

        The Board believes that this amendment will better enable the Company to retain and motivate its current employees and successfully compete for qualified personnel in an environment of competitive hiring.

        The Board of Directors recommends a vote "FOR" Proposal No. 2 to approve the Company's Employee Stock Purchase Plan, as amended and restated to increase by 240,000 the number of shares of Common Stock authorized for issuance under the Plan and to extend the term of the Plan through June 30, 2005.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has the responsibility and authority described in the Audit Committee Charter, which has been approved by the Board of Directors. A copy of the Audit Committee Charter was annexed to the Company's proxy statement relating to the 2001 Annual Meeting of Stockholders. The Audit Committee's functions include reviewing the Company's accounting policies and practices and financial reporting and internal control structures, recommending to the Board of Directors the appointment of independent auditors to audit the Company's financial statements each year and conferring with the auditors and the Company's officers for purposes of reviewing the Company's internal controls, accounting practices, financial structure and financial reporting. In May 2003, in accordance with new rules promulgated by the Securities and Exchange Commission, the Audit Committee will begin pre-approving audit and non-audit services to be provided by the Company's independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with Ernst & Young LLP, the Company's independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter required by Independence Standards Board No. 1, as modified or supplemented, has discussed with Ernst & Young LLP its independence from management and has considered the compatibility of non-audit services performed for the Company by Ernst & Young LLP with Ernst & Young LLP's independence as auditors.

        The Audit Committee met with Ernst & Young LLP to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held three formal meetings during fiscal year 2002. In addition, at least a majority of the Audit Committee members were present at meetings of the Board of Directors during fiscal year 2002 at which the Company's management reviewed the Company's quarterly financial results and other financial information.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission, and the Board of Directors approved such inclusion. The Audit Committee also recommended to the Board of Directors that Ernst & Young LLP be appointed as the Company's independent auditors for fiscal year 2003.

Respectfully submitted by the Audit Committee:

  G. Leonard Baker, Jr.
  Henry F. McCance

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has recommended to the Board of Directors, and the Board has approved, the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003. Ernst & Young LLP has audited the Company's consolidated financial statements since the Company's inception in 1993.

Audit Fees

        Ernst & Young LLP billed the Company for aggregate fees of $124,437 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal year 2002.

Financial Information Systems Design and Implementation Fees

        The Company did not engage Ernst & Young LLP in fiscal year 2002 to perform any services for the design and implementation of financial information systems, the direct or indirect operation or supervision of the Company's information system or the management of the Company's local area network.

All Other Fees

        Ernst & Young LLP billed the Company for aggregate fees of $50,900 for professional services rendered in fiscal year 2002 other than audit services and review of quarterly reports. These fees resulted primarily from services rendered for the preparation and reviews of the Company's fiscal year 2001 tax returns. The Audit Committee of the Board of Directors considered these activities to be compatible with the maintenance of Ernst & Young LLP's independence.

Ratification of Appointment of Ernst & Young LLP as Independent Auditors

        The Board of Directors has directed that the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003 be submitted for ratification by the stockholders at the annual meeting. Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003 is not required by the Company's Third Amended and Restated By-Laws or otherwise, but is being pursued as a matter of good corporate practice. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003, the Board of Directors will consider the matter at its next meeting.

        It is anticipated that one or more representatives of Ernst & Young LLP will be present at the annual meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders who are present.

        The Board of Directors recommends a vote "FOR" Proposal No. 3 to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003.

OTHER MATTERS

        The Board of Directors knows of no other items of business to be brought before the annual meeting other than as described above. If any other items of business should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with regard to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

STOCKHOLDER PROPOSALS

        Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for our 2004 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than December 13, 2003 and must otherwise satisfy the conditions established by the Securities and Exchange Commission for such inclusion.

        In accordance with our Third Amended and Restated By-Laws, proposals of stockholders intended for presentation at the 2004 annual meeting of stockholders (but not intended to be included in our proxy statement for that meeting) may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at its principal executive offices no earlier than January 22, 2004 and no later than February 21, 2004. The notice must contain certain information as specified in our Third Amended and Restated By-Laws. Any such proposal received after February 21, 2004 will not be considered "timely" for purposes of Rule 14a-4(c)(1) of the federal proxy rules, and the proxies designated by the Company for such meeting will have discretionary authority to vote with respect to any such proposal.

ANNUAL REPORT AND FORM 10-K

        The Company is sending, prior to or concurrently with this proxy statement, to all of its stockholders of record as of April 7, 2003, a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2002. The Annual Report to Stockholders contains the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002.

        A copy of the Company's Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission is available without charge upon the written request of any stockholder to PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420, Attention: Investor Relations, or by calling the Company at (781) 795-4100.

April 10, 2003

APPENDIX A

PRAECIS PHARMACEUTICALS INCORPORATED

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

        PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "Company"), establishes this Amended and Restated Employee Stock Purchase Plan (the "Plan") so that Eligible Employees (as defined herein), if any, may be granted options to purchase Common Stock, par value $.01 per share, of the Company ("Common Stock").

1.
Purpose.

        The Plan provides Eligible Employees an opportunity to acquire shares of Common Stock under circumstances which enable them to obtain the income tax benefits described in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to provide employees an incentive to continue to promote the Company's best interests and to enhance its long-term performance.

2.
Definitions.

        Wherever used, the following words and phrases will have the meanings stated below unless a different meaning is plainly required by the context:

          "Affiliated Company" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

          "Applicable Grant Date" means for any Option the date on which such Option was granted, which shall be a Semiannual Grant Date.

          "Board" means the Board of Directors of the Company.

          "Committee" means a committee appointed by the Board to which the Board may (but shall not be required to) delegate its powers to administer the Plan.

          "Compensation" means the total cash remuneration a Participant receives during an Exercise Period as salary or wages, including overtime pay and bonuses and excluding all other forms of remuneration.

          "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code.

          "Effective Date" means July 3, 2000.

          "Eligible Employee" means each person who, on an applicable Semiannual Grant Date, is employed by the Company or an Affiliated Company and has been an employee for six (6) or more months at that date. An employee will not be eligible to participate during an Exercise Period if his or her customary employment as of the first day of the period is either (i) less than 20 hours per week or (ii) 5 months or less on a calendar year basis. No employee will be eligible if he or she is on an applicable Semiannual Grant Date an owner of 5% or more of the outstanding capital stock of the Company or an Affiliated Company, as determined under Section 424(d) of the Code.

          "Exercise Date" means any date on which an Eligible Employee purchases Common Stock pursuant to an Option under the Plan, which shall, with respect to each Option, be the last day of the Exercise Period in which such Option is granted.

          "Exercise Period" means the approximate six-month period commencing on each of July 3, 2000, January 1, 2001, July 2, 2001, December 31, 2001, July 1, 2002, December 30, 2002, June 30, 2003, December 29, 2003, June 28, 2004 and January 3, 2005 and ending at 5 p.m. (Boston time)

  on each of December 31, 2000, July 1, 2001, December 30, 2001, June 30, 2002, December 29, 2002, June 29, 2003, December 28, 2003, June 27, 2004, January 2, 2005 and June 26, 2005, respectively. If the Plan is terminated, then the Exercise Period in which it is terminated shall end on the date immediately preceding the effective date of such termination.

          "Fair Market Value Per Share of Common Stock" on the day of determination shall mean the last sale price per share of Common Stock on such day reported on the Nasdaq National Market as published in The Wall Street Journal or, if no such sale is so reported, the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automated Quotation System, or, if such price at the time is not available from such system, as furnished by any similar system then engaged in the business of reporting such prices and selected by the Board or, if there is no such system, as furnished by any member of the National Association of Securities Dealers, selected by the Board. If the Common Stock is neither reported on the Nasdaq National Market nor traded on the over-the-counter market, fair market value shall be such value as the Board, in good faith, determines. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value Per Share of Common Stock subject to an Option shall be inconsistent with Section 423 of the Code.

          "Initial Notice Period" means the period beginning on the Effective Date and ending on the 15th day thereafter.

          "Notice Period" means that period beginning 30 days prior to the applicable Semiannual Grant Date (other than the first Semiannual Grant Date) and ending on the 15th day prior to said date.

          "Option" means an option granted hereunder which will entitle an Eligible Employee to purchase shares of Common Stock.

          "Option Price" means the lower of: (1) 85% of the Fair Market Value Per Share of Common Stock as of the Applicable Grant Date on which the Option being exercised was granted or (2) 85% of the Fair Market Value Per Share of Common Stock as of the Exercise Date on which such Option is exercised.

          "Participant" means an Eligible Employee who has elected to participate in the Plan during the period between such election and the termination of such Eligible Employee's participation in the Plan.

          "Retirement" means a termination of a Participant's employment with the Company on or after the first day of the month of a Participant's 65th birthday.

          "Semiannual Grant Date" means each of July 3, 2000, January 1, 2001, July 2, 2001, December 31, 2001, July 1, 2002, December 30, 2002, June 30, 2003, December 29, 2003, June 28, 2004 and January 3, 2005.

          "Withholding Account" means a bookkeeping record of all amounts withheld during an Exercise Period for a specific Eligible Employee, which are available for the exercise of an Option granted hereunder. Specific segregation of funds is not required.

3.
Administration.

        The Plan shall be administered by the Board, which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers to terminate or amend the Plan) to the Committee. If the Board chooses to appoint a Committee, references hereinafter to the Board shall be deemed to refer to the Committee. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the Options granted hereunder and make all other determinations necessary or advisable for the administration of the Plan; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax treatment of the Options under this Plan granted to Eligible Employees subject to United States federal income taxation and preserving the tax treatment of the Plan itself under Section 423 of the Code. The determinations of the Board on all matters regarding the Plan shall be conclusive.

4.
Maximum Shares to be Granted under the Plan.

        The aggregate number of shares of Common Stock available for issuance upon the exercise of Options granted pursuant to Section 5 shall be four hundred thousand (400,000) shares. Shares of Common Stock delivered pursuant to the Plan will be authorized but unissued shares or treasury shares. In the event that any Option granted pursuant to Section 5 expires or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available as shares underlying Options which may be granted for grant at the next Semiannual Grant Date pursuant to Section 5 and shall increase the aggregate number of shares of Common Stock underlying Options available for grant during the succeeding Exercise Period.

5.
Eligibility for Participation and Granting of Options.

        (a)  Each employee of the Company who enrolls in the Plan and who is an Eligible Employee on an applicable Semiannual Grant Date is granted without any further action by the Board an Option hereunder which will entitle him or her to purchase, on the immediately following Exercise Date at the Option Price per share for Options granted on such date, shares of Common Stock equal in value up to ten percent (10%) of the Eligible Employee's Compensation during the Exercise Period divided by such applicable Option Price per share of Common Stock.

        (b)  If the number of shares of Common Stock for which Options are granted pursuant to Section 5(a) exceeds the applicable number provided for in Section 4, then the Options granted under Section 5(a) to all Eligible Employees shall, in a nondiscriminatory manner, be reduced on a pro rata basis in a manner which the Board determines to be consistent with Section 423 of the Code.

        (c)  No Eligible Employee shall be granted an Option under the Plan which permits his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Affiliated Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of the grant of such Option) for each calendar year in which such Option is outstanding at any time. Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 5(c).

6.
Terms of Options.

        (a)  Each Option shall automatically be exercised on the last day of the Exercise Period for such Option, using the funds which have accrued in a Participant's Withholding Account as of such day, unless the Participant withdraws from the Plan or is deemed to withdraw during the Exercise Period. An Option granted hereunder may be exercised only through the use of the funds which have accrued in a Participant's Withholding Account. Any Option, to the extent unexercised on the Exercise Date, shall expire on the Exercise Date.

        (b)  As soon as reasonably possible following exercise in accordance with Section 6(a) and upon the Participant's written request, a certificate representing the whole number of shares of Common Stock purchased, registered in the name of the Participant, shall be delivered to the Participant or to such other person designated by the Participant, including, without limitation, the Participant's broker.

        (c)  A Participant shall be deemed to have withdrawn from participation in the Plan upon the occurrence of any of the following events:

          (i)    Voluntary Discontinuance while Employed.    A Participant may discontinue his or her election and withdraw from the Plan by giving written notice to the Company no later than the last day of the Notice Period within that Exercise Period, specifying that the Participant is so withdrawing from the Plan; provided, however, that a Participant who shall have discontinued his or her election to participate and withdrawn from the Plan may not participate in the Plan during the next following Exercise Period.

          (ii)    Termination of Employment.    Unless employment has terminated due to Retirement, Disability or death, a Participant will be deemed to have discontinued participation on the first day of the Exercise Period in which such Participant's termination of employment occurs and amounts withheld from compensation during the Exercise Period will be refunded.

          (iii)    Retirement.    In the event a Participant's employment terminates because of Retirement during the first three months of an Exercise Period, the Participant will be deemed to have discontinued participation on the first day of the Exercise Period in which Retirement occurs and amounts withheld from Compensation during the Exercise Period will be refunded. If Retirement occurs during the last three months of the Exercise Period, the Participant will continue to participate through the balance of the Exercise Period in which Retirement occurs (without further withholding) unless he or she elects a voluntary discontinuance within the Notice Period for that Exercise Period.

          (iv)    Death or Disability.    In the event the employment of the Participant by the Company or an Affiliated Company terminates as a result of the Participant's Disability or death, the Participant will be deemed to participate (without further withholding) through the balance of the Exercise Period in which death or Disability occurs, unless he or she (or the executor, administrator or representative, as the case may be) elects a voluntary discontinuance within the Notice Period for that Exercise Period.

          (v)    Levy or Attachment.    The filing with or levying upon the Company or the custodian of any judgment, attachment, garnishee or other court order affecting the Participant's account under the Plan will automatically terminate such Participant's participation in the Plan and amounts withheld from compensation during the Exercise Period will be refunded.

          (vi)    Plan Termination/Expiration.    Subject to Section 12(b), termination of the Plan will terminate the participation of all Participants in the Plan.

        (d)  A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is related to the Company within the meaning of Sections 424(e) or (f) of the Code. A Participant who has elected participation under the Plan who is absent from work with the Company or with an Affiliated Company because of temporary disability (any disability other than a permanent and total Disability) or who is on leave of absence for a period of less than 90 days shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated employment. In the case of a leave of absence which is longer than 90 days, a Participant will not be deemed to have terminated employment until the later of the 91st day of such leave or, if later, such date as the Participant's reemployment rights are not protected by contract or law.

        (e)  Upon the discontinuance of an election and withdrawal from the Plan by a Participant, all withheld amounts in such Participant Withholding Account shall be transferred to such Participant within thirty (30) days of such discontinuance and withdrawal, except to the extent such withheld amounts are applied to the exercise of an Option as provided above. In no event shall any amounts be withheld from a Participant's Compensation for allocation to such Participant's Withholding Account after the date such Participant's employment shall cease.

        (f)    In no event may any discontinuance of a Participant's election and withdrawal from the Plan be in respect to a portion rather than all of such Participant's Withholding Account on such date.

7.
Payment for Common Stock Through Withholding.

(a)
Employee Contributions

        Each Eligible Employee may elect to participate in the Plan by filing an enrollment application and payroll withholding form with his or her employer's payroll department during the Initial Notice Period or during a Notice Period, which election shall be effective in the case of an election filed during the Initial Notice Period, for the Exercise Period commencing on the Effective Date and all subsequent Exercise Periods, or, in the case of an election filed during a Notice Period, for the next Exercise Period and for all subsequent Exercise Periods, until, in any case, such Participant's participation in the Plan terminates. Each Eligible Employee who elects to participate shall specify the amount of his or her contributions to be made by payroll deduction by specifying a whole percentage from 1% to 10% of such Participant's Compensation payable for each payroll period.

        No interest shall accrue or be payable to any Participant in the Plan with respect to any sums withheld at the Participant's election, whether such sums be applied to purchase Common Stock, or are returned to the Participant.

        Payroll deductions may be increased by a Participant only during a subsequent Notice Period, but may be decreased, upon the Participant's written election, effective as of the first payroll period for which it is administratively practical to put the decrease into effect.

  (b)
  Application of Payroll Contributions

        The Company shall maintain a separate account into which it shall deposit all amounts withheld for payment of shares of Common Stock and shall maintain sufficient records reflecting each Participant's Withholding Account.

        On the last day of each Exercise Period all amounts in a Participant's Withholding Account shall be paid over to the Company in payment of the Option Price for the number of whole shares of Common Stock which can be purchased on such date with such withheld total amount, unless otherwise directed in accordance with Section 6 above. In lieu of fractional shares, unapplied cash shall be carried forward to the next Exercise Period unless the Participant requests a cash payment.

8.
Transferability of Options and Common Stock.

        (a)  No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Eligible Employee during his or her lifetime, or by his or her legal representative if permitted by Section 423 of the Code, or pursuant to Section 6 by his or her estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

        (b)  Participants in the Plan who wish to avail themselves of the favorable tax benefits of Section 423 of the Code may not transfer or otherwise dispose of shares of Common Stock acquired by them or on their behalf under the Plan (other than in the case of a Participant's death) until after the later of one year from the date of acquisition of said shares and two years after the Applicable Grant Date of the Option pursuant to which said shares of Common Stock were acquired.

        (c)  Each Eligible Employee who receives shares of Common Stock pursuant to the Plan agrees, by electing to participate, to notify the Company, in writing, immediately after such Participant makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an Option under the Plan.

A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of two years after the Applicable Grant Date for said Option or one year after the receipt of shares pursuant to the exercise of said Option. If the Participant has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

9.
Adjustment Provisions.

        The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option and the Option Price per share of each Option shall all be appropriately adjusted if any of the following occur after the Plan's adoption by the Board: any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

10.
Dissolution, Merger and Consolidation

        Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share of Common Stock as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 10 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

11.
Stockholder Approval.

        The Plan is subject to approval by the holders of a majority of the outstanding shares of Common Stock (and the holders of any other class of stock to the extent required by law, agreement or Section 423 of the Code) within 12 months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

12.
Miscellaneous

        (a)    Legal and Other Requirements.    The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended to such effect as the Board shall deem appropriate.

        (b)    Termination and Amendment of Plan.    Except as provided in the following sentence, the Plan may be terminated or amended by the stockholders of the Company, by the Board, or by the Committee, including amendment of the Plan from time to time to designate corporations whose employees may be offered options under the Plan from among a group consisting of the Company and any corporation which is or becomes its Affiliate. Amendments effecting: (1) any increase in the aggregate number of shares of Common Stock which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split) or (2) changing the designation of corporations whose employees may be offered options under the Plan, except designations described in the preceding sentence, must be approved by the stockholders of the Company within twelve (12) months after such amendment is adopted by the Board or by the Committee or such amendment is void ab initio. No amendment to the Plan shall affect any Options theretofore granted or any Common Stock theretofore acquired by a Participant, unless such amendment shall expressly so provide and unless any Participant to whom an Option has been granted who would be adversely affected by such amendment consents in writing thereto. Unless otherwise determined by the Board, no Options will be granted under the Plan after January 3, 2005. The Plan shall expire on June 30, 2005, unless extended or earlier terminated in accordance with the terms hereof.

        (c)    Withholding Taxes.    Upon a Disqualifying Disposition, within the meaning of Section 8(d), of any shares of Common Stock received pursuant to the exercise of any Option under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local requirements as to income tax withholding and employee contributions to employment taxes or, alternatively, in the Board's sole discretion, the Company may withhold all such amounts from other compensation due to the Participant by the Company.

        (d)    Right to Terminate Employment.    Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee or other optionee the right to continue in the employment of the Company or any Affiliated Company or affect any right which the Company or any Affiliated Company may have to terminate the employment of such Eligible Employee or other optionee.

        (e)    Rights as a Stockholder.    A Participant shall not have any right as a stockholder of the Company with respect to shares of Common Stock issuable pursuant to the exercise of an Option hereunder, unless and until a certificate or certificates for such shares of Common Stock are issued to him or her or the Company reflects the Participant's ownership in its stock ledger or other appropriate record of Common Stock ownership.

        (f)    Leaves of Absence.    The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by any Eligible Employee, provided such rules are consistent with Section 423 of the Code.

        (g)    Notices.    Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Treasurer of the Company (or such other person as may be designated by the Company from time to time with notice given to each Participant) at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Treasurer of the Company (or such other person as may be designated by the Company from time to time with notice given to each Participant) at such offices or (3) on the date on which delivery was guaranteed by a third party business (such as Federal Express and including the postage service); and shall be deemed delivered to a Participant (A) on the date it is personally delivered to him or her or (B) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Affiliate or (C) on the date on which delivery was guaranteed by a third party business (such as Federal Express and including the postal service), provided that the documents were sent to him or her at the last address shown for him or her on the records of the Company or of any Affiliate.

        (h)    Uniformity.    All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Options granted under the Plan shall bear a uniform relationship to the Compensation of Eligible Employees. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

        (i)    Applicable Law.    All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Massachusetts, to the extent not inconsistent with Section 423 of the Code and the regulations thereunder.

PRAECIS PHARMACEUTICALS INCORPORATED
830 Winter Street, Waltham, MA 02451
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 21, 2003

        The undersigned hereby appoints Malcolm L. Gefter and Kevin F. McLaughlin, or any one or both of them, each with full power of substitution, as lawful proxy, to vote all the shares of Common Stock of PRAECIS PHARMACEUTICALS INCORPORATED which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of PRAECIS PHARMACEUTICALS INCORPORATED to be held at its corporate headquarters, 830 Winter Street, Waltham, MA 02451 on Wednesday, May 21, 2003, at 10:00 a.m. local time, and at any adjournment(s) thereof, as directed on the reverse side of this card. The aforesaid proxies, or any one or both of them, or their duly appointed substitute(s) as aforesaid, are also authorized to vote upon any adjournment(s) of the Annual Meeting of Stockholders, for the election as a director of such substitute nominee(s) as the Company's Board of Directors may designate to replace any person nominated as a director and named on the reverse side of this card if such person is unable to serve or for good cause will not serve, and in their discretion upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof. This proxy revokes all prior proxies given by the undersigned.

This proxy when properly executed will be voted on Proposals 1, 2 and 3 set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement (receipt of which is hereby acknowledged by the undersigned) as directed on the reverse side of this card, and in the discretion of the aforesaid proxies upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof. If no direction is made, said proxies will vote the shares represented by this proxy FOR the election as directors of the nominees named on the reverse side of this card (Proposal No. 1) (or for the election of such substitute nominee(s) as the Board of Directors may designate if any of the persons nominated for election as a director and named on the reverse side of this card is unable to serve or for good cause will not serve), FOR Proposal No. 2 and FOR Proposal No. 3.

Please sign on reverse side and return promptly in the enclosed postage-paid envelope.

ANNUAL MEETING OF STOCKHOLDERS OF

PRAECIS PHARMACEUTICALS INCORPORATED

May 21, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES NAMED BELOW AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES O Malcolm L. Gefter, Ph.D. O G. Leonard Baker, Jr O Henry F. McCance O William R. Ringo O David B. Sharrock O Patrick J. Zenner	2.	Proposal to approve the Company's Employee Stock Purchase Plan, as amended and restated, to increase by 240,000 the number of shares of common stock authorized for issuance under the Plan and extend the term of the Plan through June 30, 2005.	☐	☐	☐
				FOR	AGAINST	ABSTAIN
		3.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2003.	☐	☐	☐

This Proxy is solicited by the Board of Directors, and the shares will be voted in accordance with your directions hereon. If you sign and timely return your proxy card but do not indicate how your shares are to be voted as to one or more of the proposals, your shares will be voted FOR each of the proposals.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •
The named proxies are also authorized to vote in their discretion for the election as a director of such substitute nominee(s) as the Board of Directors may designate if any of the person nominated for election as a Director and named above is unable to serve or for good cause will not serve, and upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof.

PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY. PLEASE DO NOT FOLD THIS PROXY.

To change the address on your account, please check the box at right and          ☐
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder ____________________________ Date: _________ Signature of Stockholder____________________________ Date: _________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PRAECIS PHARMACEUTICALS INCORPORATED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PRAECIS PHARMACEUTICALS INCORPORATED PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2003
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
PROPOSAL NO. 2 AMEND AND RESTATE THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT AND FORM 10-K
PRAECIS PHARMACEUTICALS INCORPORATED AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN